EXHIBIT 21

                   SUBSIDIARIES OF HAEMONETICS CORPORATION

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Name                                             Jurisdiction of Incorporation
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
Haemonetics S.A. International                              Switzerland

Haemonetics Scandinavia AB                                  Sweden

Haemonetics GmbH                                            Germany

Haemonetics France SARL                                     France

Haemonetics U.K. Ltd.                                       England

Haemonetics Japan Co., Ltd.                                 Japan

Haemonetics Ventures Corp.                                  Massachusetts

Haemonetics Foreign Sales Corp.                             Virgin Islands

Haemonetics Services, Inc.                                  Delaware

Nyon Associates, Inc.                                       Delaware

Haemonetics Blood Services and Training Institute, Inc.     Delaware

Blood Management Services Inc.                              Delaware

Haemonetics Belgium S.A./N.V.                               Belgium

Haemonetics Italia S.R.L.                                   Italy

Haemonetics Handelsgesellschaft.m.b.H.                      Austria

Haemonetics Asia Incorporated                               Delaware

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